UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 24, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2014, Xi’an TCH Energy Technology Co., Ltd  (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into an Assets Repurchase Agreement for the Furnace Top Gas Recovery Turbine (“TRT”) Waste Pressure for Power Generation Project (the “Repurchase Agreement”) with Capital Steel Group Zhangzhi Iron & Steel Co., Ltd. (“Zhangzhi”). Shanghai TCH Energy Technology Co., Ltd. (“Shanghai TCH”), a wholly owned subsidiary of the Company and the parent company of Xi’an TCH first entered into the TRT Project Cooperative Agreement (the "Cooperative Agreement") in February 2007 in connection with the design, construction, installation and operation of the TRT Waste Pressure Power Generation System (the "TRT System") for Zhangzhi. The term of the Cooperative Agreement was for 13 years starting from the production date of the TRT System. Due to the acquisition of Zhangzhi Iron & Steel Co., Ltd. by Capital Steel Group and recent consolidation of the waste energy power generation systems in the group for centralized operation and management, Zhangzhi requested to purchase the TRT System from Xi’an TCH.

Under the Repurchase Agreement, Zhangzhi will purchase the TRT System from Xi’an TCH and will also repay the outstanding energy saving service fees owed to Xi'an TCH. The purchase price for the TRT System is RMB 35 million (approximately $5,691,057) (the “Repurchase Price”). Zhangzhi will pay the first 30% (RMB 10,500,000, approximately $1,707,317) of the Repurchase Price within 5 working days from the execution of the Repurchase Agreement, the second 30% (RMB 10,500,000, approximately $1,707,317) of the Repurchase Price within 15 working days from the execution of Repurchase Agreement and the remaining 40% (RMB 14,000,000, approximately $2,276,423) of the Repurchase Price within 30 working days from the execution of Repurchase Agreement. Zhangzhi will also repay the outstanding energy saving service fees of RMB 1.1 million (approximately $178,862) to Xi’an TCH within 3 working days from the execution of the Repurchase Agreement. Xi’an TCH will stop the payment of site lease fee to Zhangzhi for the TRT System upon the execution of the Repurchase Agreement. The ownership of the TRT System will be transferred to Zhangzhi when it pays off the entire Repurchase Price. Xi'an TCH agrees not to pursue any breach of contract liability of Zhangzhi if the Repurchase Price is paid on time pursuant to the Repurchase Agreement and the Cooperative Agreement will be terminated upon Zhangzhi’s payment of the entire Repurchase Price.

The description contained herein of the terms of the Repurchase Agreement does not purport to be complete and Repurchase Agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended September 30, 2014.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: September 29, 2014	/s/ David Chong
David Chong, Chief Financial Officer